SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of Report (date of earliest event reported):
                                December 20, 2001



                               GOURMET GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


Nevada                             33-55254-10                      87-0438825
State of                           Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number



                       1 Chisholm Trail, Buda, Texas 78610
                     Address of principal executive offices



       Registrant's Telephone Number, Including Area Code: (512) 295-4600

ITEM 5. OTHER EVENTS

As previously disclosed in our most recent Form 10-KSB and 10-QSB reports, we are not in compliance with certain of our financial covenants in our senior credit facility (consisting of a revolving line of credit and two notes payable to a financial institution) and our subordinated note and have not obtained waivers from the respective lenders with respect to such noncompliance. We have received letters of acceleration from these lenders, declaring the amounts outstanding under the senior credit facility and the subordinated note to be immediately due and payable. Neither lender has taken additional action. We are continuing to negotiate with each of these lenders and also are negotiating with commercial lenders who may provide take-out financing with respect to our obligations under our senior credit facility and our subordinated note.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  February 5, 2002


                                             GOURMET GROUP, INC.



                                             By: /s/ Ryan Schooler
                                                 -----------------------
                                                 Ryan Schooler,
                                                 Chief Financial Officer